Exhibit 99.1

SEPARATION AND CONSULTING AGREEMENT

(“Agreement”)

Related Capital Company, LLC (“RCC”), a Delaware limited liability company, and its parent companies, direct and indirect subsidiaries and affiliates and any other entities organized in connection with, or related to, RCC, its parent companies or its affiliates (collectively, the “Company”) and I, Stuart J. Boesky, agree as follows:

1.	Resignation of Employment, Offices, and Authorities.

(a)           Effective as of November 15, 2005 (the “Effective Date”), I hereby resign my employment with the Company and from all offices and administrative positions I hold with the Company and the other entities set forth on Schedule A to my resignation letters, the forms of which are attached hereto as Exhibits A and B. I acknowledge and agree that, as of the Effective Date, the Employment Agreement dated November 17, 2003 between Company and me (the “Employment Agreement”) shall terminate and be of no further force or effect. I further acknowledge and agree that I shall continue to substantially perform my duties in accordance with the material terms of the Employment Agreement until the Effective Date, including, without limitation, (i) signing CharterMac’s (as defined below) and AMAC’s (as defined below) Form 10-Qs for the period ended September 30, 2005 and any certifications in connection therewith and (ii) participating in CharterMac’s (as defined below) earnings call together with Messrs. Stephen Ross and Alan Hirmes on or about November 9, 2005; provided, however, I will not enter into any contracts or material commitments on behalf of the Company, except in the ordinary course of business, without the prior written approval of the Chairman of the Board of CharterMac, a Delaware statutory trust (“CharterMac”) or the Chairman of the Nominating and Governance Committee of the CharterMac Board of Trustees (the “CharterMac Board”). I further acknowledge and agree that as of the Effective Date, I will no longer have any authority to make or enter into any agreements, commitments, or representations on behalf of the Company, and I will no longer have any signing or other authority on the Company’s accounts, trusts, books, or records.

(b)           In the event that it becomes evident to the Company at any time after the Effective Date that there are additional entities constituting the Company in which I hold a position as trustee, director or officer, the Company will so notify me in writing and request my written resignation within five (5) business days of delivery of such written notice. In the event I do not respond within such five-day period, I agree that the Attorney-in-Fact (as defined below) may execute any such resignation letter on my behalf in accordance with Section 16 hereof. This Section 1 shall not apply to any voting rights I have by virtue of my position as a member of any entity, which rights shall be governed by Section 2 hereof.

2.	Boesky Interests.

(a)           All of the partnership, membership, equity, residual or other interests owned by me, directly or indirectly, in any of the entities that comprise the Company, including, but not limited to, the entities listed on Exhibit C hereto shall be referred to herein as the “Boesky Interests.” Except with respect to any of the entities that comprise the Company that

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are subject to the voting and consent provisions of the Operating Agreement of Relcap Holdings LLC, which shall be governed by the provisions of that agreement, I agree to vote and act (by written consent or otherwise), express consent or dissent, or otherwise to utilize such voting power with respect to the Boesky Interests, at any meeting of members, partners or shareholders, as applicable, or by written consent in lieu of any such meeting or with respect to any other matter as to which a partner, member or shareholder, as applicable, may act, in accordance with the direction of the other interest holders holding, directly or indirectly, the Requisite Percentage. “Requisite Percentage” shall mean two-thirds of the aggregate partnership or membership interests or shares, as applicable, owned by the interest holders in the applicable entity.

(b)           On the Effective Date, I shall withdraw as a member of (i) RCC GP Holdings LLC and shall execute and deliver to the Company the Amended and Restated Limited Liability Company Agreement of RCC GP Holdings LLC attached hereto as Exhibit D; (ii) RCC GP Disposition LLC and shall execute and deliver to the Company the Amended and Restated Limited Liability Company Agreement of RCC GP Dispositions LLC attached hereto as Exhibit E.

(c)           On the Effective Date, I shall execute a stock power, in the form attached hereto as Exhibit F transferring my shares in 111 Pine Avenue Court Corp. back to 111 Pine Avenue Court Corp..

3.             Separation Benefits. In exchange for my execution of this Agreement and the promises made herein (and without any other obligation to do so):

(a)           Pay me a bonus of $800,000.00 on November 7, 2005 in the form of restricted shares of CharterMac, such stock to be issued at a per share price equal to the valuation method for the 2004 restricted share grants.

(b)	Pay me $1,500,000.00 no later than December 15, 2005.

(c)           Pay me a bonus of $500,000.00 on the date annual bonuses are paid to similarly situated employees of the Company in February 2006.

(d)           If and to the extent permitted by the Company’s healthcare, dental, disability and life insurance providers, continue to provide me and my otherwise eligible dependants with direct coverage under the plans and policies provided to senior executives until the earlier of (1) the termination of the Consulting Period (as defined below) or (2) November 30, 2006. If the Company’s healthcare provider does not permit continued coverage or if the Consulting Period terminates before November 30, 2006, the Company shall pay for continued group health insurance coverage for me and my otherwise eligible dependants, pursuant to Section 4980B of the Internal Revenue Code (“COBRA”), if eligible, for a period beginning on December 1, 2005 and ending on the earlier of (i) November 30, 2006 or (ii) the date upon which I am eligible to obtain group health insurance with another employer, after which date I may continue such coverage at my own expense for the remainder of the COBRA continuation period pursuant to applicable law. If a provider does not permit me and my otherwise eligible dependents to be covered under the Company’s dental, disability or life insurance benefit either during or after the Consulting Period, the Company, at its option, shall either (i) procure

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replacement coverage through November 30, 2006 or (ii) make a cash payment to me in lieu of such benefit(s) in an amount equal to the reasonable replacement cost of such coverage through November 30, 2006.

(e)           Reimburse me for reasonable business expenses incurred during my employment with the Company in accordance with the Company’s policies and practices applicable to senior executives of the Company.

4.	Claims Released by Me.

(a)           In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by me, I, for myself, my heirs, executors, administrators, successors and assigns, hereby irrevocably release and forever discharge the Company, including any and all of the Company’s subsidiaries, parents, affiliates or related business entities, its or their past, present and future owners, partners, directors, officers, agents, representatives, employees, fiduciaries, agents, insurers, and employee benefit programs (and the trustees, administrators, fiduciaries and insurers of any such programs) or any of its or their subsidiaries, parents, affiliates or related business entities, and its or their respective heirs, executors, administrators, successors and assigns (collectively, the “Released Parties”), of, from and/or for all manner of actions, proceedings, causes of action, suits, debts, sums of money, accounts, contracts, controversies, agreements, promises, damages, judgments, claims, and demands whatsoever, known or unknown, whether arising in law or equity, out of any federal, state or city constitution, statute, ordinance, bylaw or regulation, or the Employment Agreement or any other written or oral agreement between me and the Company or any Released Party, or claims for any other or further compensation, payments or benefits of any kind from any Released Party arising out of or relating to my employment by the Company, including but not limited to the termination of such employment, all claims of discrimination on the basis of age, alienage, creed, disability, handicap, marital status, national origin, race, religion, sex or sexual orientation, and, without limitation, any claims arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act, the Americans With Disabilities Act, the New York State Human Rights Law, the New York City Human Rights Law, the New York Labor Law and any other federal, state or local statute, ordinance, rule, regulation or order (collectively, “Claims”), which I ever had, now have, or which I or my heirs, executors, administrators, successors or assigns can or may have for, or by reason of, any matter, cause, event, act, omission, transaction or occurrence up to and including the date of the execution of this Agreement, arising out of or relating to my employment by the Company, including but not limited to the termination of such employment

(b)           To the extent not prohibited by law, I agree not to in any way cause to be commenced or prosecuted, or to commence, maintain or prosecute any action, charge, complaint or proceeding of any kind, on my own behalf or as a member of any alleged class of persons, in any court or before any administrative or investigative body or agency (whether public, quasi-public or private), against the Company, or any of the Released Parties, with respect to any act, omission, transaction or occurrence up to and including the date of this Agreement relating to Claims released in Section 4(a), above.

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(c)           I further represent that I have not commenced, maintained, prosecuted or participated in any action, charge, complaint or proceeding of any kind (on my own behalf and/or on behalf of any other person and/or on behalf of or as a member of any alleged class of persons) that is presently pending in any court, or before any administrative or investigative body or agency (whether public, quasi-public, or private), against or involving any the Released Parties relating to Claims released in Section 4(a), above.

5.             Indemnification and Conversion Rights. The general release set forth in Section 4(a), above, is not intended to, and will not operate to, waive or limit any existing rights I may have related to: (i) claims to enforce this Agreement; (ii) my rights as an equity owner in the entities comprising the Company, including, without limitation my rights as a holder of Common Shares of CharterMac or Special Common Units of CharterMac Capital Company, LLC, a Delaware limited liability company (“CCC”); (iii) my rights or benefits not relating to employment under the Contribution Agreement dated as of December 17, 2002 among CCC and the other parties identified therein (the “Contribution Agreement”); or (iv) claims to indemnification as a former officer or director of the Company or any of the entities comprising the Company under any liability insurance policy maintained by the Company or any such entities; under any charter, certificate of incorporation, by-law or resolution of the Company.

6.             ADEA Claims Released by Me. In exchange for the benefits provided to me under this Agreement, I hereby acknowledge and agree that my release of claims under Section 4(a), above, extends to and includes a release of any and all claims under the Age Discrimination in Employment Act of 1967 (the “ADEA”), and hereby irrevocably and unconditionally forever release and discharge the Company and the Released Parties from any and all actual or potential, known or unknown claims that I presently may have under the ADEA. I hereby agree that all but $100,000 of the payments in Section 3, above, is given in exchange for my release of ADEA claims.

7.	Claims Released by the Company.

(a)           The Company, for itself, its successors, assigns, hereby releases and forever discharges me, and my heirs, executors, administrators, legal representatives and assigns, from and against any and all actions, proceedings, causes of action, suits, debts, sums of money, accounts, contracts, controversies, agreements, promises, damages, judgments, claims and demand whatsoever, known or unknown, whether arising in law or equity, out of any federal, state or city constitution ordinance, by law or regulations that the Company ever had, now has for, or by reason of, any matter, cause, event, act, omission, transaction or occurrence up to and including the date of the execution of this Agreement, arising out of or relating to my employment by the Company or from my position as an officer or director of the Company or any other entity in which I served in such positions at the request of the Company or as a trustee, administrator or fiduciary of an employee benefit plan at the request of the Company; provided, however, that the Company is not releasing any claims (“Retained Claims”) arising out of intentionally improper acts by me or any fraudulent, unauthorized or illegal acts by me, with the understanding that the Company is not currently aware of any such acts; and provided further that any Retained Claims that are not brought in a legal proceeding against me within 18 months following the Effective Date shall be deemed released and forever discharged from and after the date which is 18 months following the Effective Date.

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(b)           The Company covenants not to in any way cause to be commenced or prosecuted, or to commence, maintain or prosecute any action, charge, complaint or proceeding of any kind in any court or before any administrative or investigative body or agency (whether public, quasi-public or private), against me with respect to any act, omission, transaction or occurrence up to and including the Effective Date relating to the Company’s employment of me or the termination of my employment or from my position as an officer or director of the Company or any other entity in which I served in such positions at the request of the Company or as a trustee, administrator or fiduciary of an employee benefit plan at the request of the Company; provided, however, that the Company is not waiving and shall not waive such right with respect to any Retained Claims.

(c)           The Company represents that it has not commenced, maintained, prosecuted or participated in any action, charge, complaint or proceeding of any kind that is presently pending in any court, or before any administrative or investigative body or agency (whether public, quasi-public, or private), against or involving me or relating to my employment with the Company or the termination of my employment or from my position as an officer or director of the Company or any other entity in which I served in such positions at the request of the Company or as a trustee, administrator or fiduciary of an employee benefit plan at the request of the Company.

8.	Equity Interests.

(a)           Restricted Stock. Any and all of my unvested restricted stock, including any such stock granted to me pursuant to this Agreement, in CharterMac shall immediately vest upon the Effective Date.

(b)           Stock Options.                 Any and all of the unvested stock options in CharterMac granted to me during my employment with the Company shall immediately vest on the Effective Date and shall remain exercisable for the original term of the options.

(c)           Lock-Up Agreement.  As of the Effective Date, that certain Lock-Up Agreement dated November 17, 2003 between CCC and SJB Associates L.P. shall be void and shall no longer have any force or effect.

(d)           Financial Hedge. The Company agrees to use its best efforts to assist me in my efforts to obtain a collar or other financial hedge with respect to my equity interests in CharterMac and/or CCC. I shall bear the expense costs incurred by me associated with such collar or financial hedge.

9.             Consulting Relationship. In further exchange for the benefits provided to me under this Agreement, I agree to provide consulting services to the Company when reasonably requested from the Effective Date until November 15, 2006 or such time as my consultancy is terminated pursuant to Section 10, below (the “Consulting Period”). I agree that the benefits provided to me under this Agreement are adequate consideration for both my release of claims under Sections 4 and 6 and my promises under this Section 9. I understand and agree that this Section 9 does not constitute a hiring or employment agreement and that during the Consulting Period, except as otherwise provided for in this Agreement, I will not be eligible for, and I

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hereby waive any claim to, wages, compensation, or any benefits provided to employees of the Company.

(a)           Consulting Services. I shall render such consulting services, at such time(s) and place(s), as may reasonably be requested by the CharterMac Board or its designee. During the Consulting Period, when I am not performing consulting services for the Company, I shall not be prohibited from rendering services to persons or entities outside the Company, except as set forth in Section 13, below. I will not be required or expected to be on Company premises during the Consulting Period, except as may be reasonably requested by the Board or its designee from time to time. The Company also acknowledges that I may be traveling abroad from January 2006 to August 2006 and as such may be physically unable to be at the Company premises during this period.

(b)           Nature of Consulting Services. During the Consulting Period, I agree to continue to perform such duties and responsibilities as may be reasonably assigned to me by the CharterMac Board or its designee as they relate to CharterMac’s portfolio of activities as of the Effective Date, including to cooperate in the effort to effect an orderly, smooth, and efficient transition of my duties and responsibilities to such individual(s) as the Company may direct; to reasonably cooperate with and act consistent with the reasonable and lawful directions of the CharterMac Board and its designee.

(c)           Consulting Fee. During the Consulting Period, from November 15, 2005 to December 31, 2005 the Company shall pay monthly fee equal to $42,995.00 per month and for the remainder of the Consulting Period, the Company shall pay me a monthly fee equal to $16,666.67 (the “Consulting Fee”) for each full month I provide the consulting services set forth in this Section 9. The fee due for consulting services provided by me in connection with matters unrelated to CharterMac’s current portfolio of activities shall be negotiated on a case-by-case basis. I agree that I shall execute a Form W-9 prior to the commencement of the Consulting Period and that I will be solely responsible for any federal, state, or local employment, payroll, income, or other withholdings or taxes due or owing in connection with the Consulting Fee and that the Company will not withhold any such or other amounts from the fee. I further agree that I will be solely responsible for payment on behalf of myself of any unemployment insurance, workers’ compensation insurance, and/or liability insurance during the Consulting Period.

(d)           Expenses. The Company agrees to reimburse me, during the Consulting Period, for reasonable and necessary out-of-pocket business expenses incurred by me in connection with the performance of my duties while rendering consulting services hereunder to the same extent as set forth in the Employment Agreement. In addition, at my request, the Company shall cause an office to be provided to me at One Columbus Center, New York, New York during the Consulting Period. Further, the Company shall provide me with an assistant (Henry Munoz or another individual of similar skill and ability if Mr. Munoz ceases to be an employee of the Company or if Mr. Munoz chooses not to work for me) who shall remain at CharterMac headquarters until August 2006 and to who, for the remainder of the Consulting Period, if any, the Company shall cause an office to be provided at One Columbus Center, New York, New York. I acknowledge and agree that nothing in this Agreement shall prohibit the Company from requiring my assistant, who shall remain an employee of the Company during the Consulting Period, to perform other duties, prior to July 15, 2006 for other employees of the

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Company, provided that such duties do not conflict with the duties I shall reasonably require my assistant to perform on my behalf.

(e)           Email Address. The Company shall continue to provide me with an email account with the address sboesky@chartermac.com during the Consulting Period.

(f)            Mutual Option to Extend. Upon the mutual agreement of the Company and me, the Consulting Period may be extended until May 15, 2007.

10.	Termination of the Consulting Period.

(a)           Rights and Duties. Either the Company or I may terminate the Consulting Period. Such termination of the Consulting Period shall not effect either my or the Company’s rights and obligations under this Agreement other than the rights and obligations set forth in Sections 9 and 10. If my consultancy with the Company is terminated, I shall be entitled to the amounts or benefits (otherwise owed to me pursuant to Section 9 hereof) shown on the applicable row of the following table, subject to the balance of this Section 10. The remainder of this Agreement shall survive the termination of the Consulting Period.

FOR CAUSE	I will not be entitled to any further payments or benefits of any kind from the Company, that is otherwise provided under Sections 9 and 10 hereof.
BY COMPANY OTHER THAN FOR CAUSE

I will be entitled to payment of the Consulting Fee through November 15, 2006 within 30 days of the end of the Consulting Period; provided however, if the Consulting Period terminates prior to August 31, 2006, the Company also shall continue to provide office space for my assistant through such date.

DEATH OR RESIGNATION	I will be entitled only to any outstanding payments under Section 3 and for consulting services already rendered.

(b)           Termination of Consulting Period for Cause. The Company may terminate the Consulting Period at any time if it believes in good faith that it has Cause. “Cause” shall mean:

(i)             my commission of a willful act of fraud or dishonesty, the purpose or effect of which materially and adversely affects the Company.

(ii)            my conviction of a felony or any violation of any federal or state securities law (whether by plea of nolo contendere or otherwise);

(iii)           my engaging in willful or reckless misconduct or gross negligence in connection with any property or activity of the Company which materially and adversely affects the Company;

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(iv)          a determination by the CharterMac Board following an investigation, that during my employment I engaged in or ratified conduct with respect to the assets, books, records and accounts, the internal accounting controls, or the financial statements of the Company that (1) was fraudulent, (2) violated federal or state securities laws or regulations of self-regulatory organizations, (3) departed from generally accepted accounting principles, or (4) was otherwise unlawful;

(v)           my engaging in a Competitive Business (as defined below) at any time during the periods of restriction set forth in Section 13(a), below; or

(vi)          my material breach of any other material obligation to the Company under this Agreement that is not cured within ten (10) days after having received written notice from the Company and such breach is or could reasonably be expected to result in material harm to the Company;

(c)           Termination of Consulting Period Other Than For Cause. The Company may terminate the Consulting Period at any time for any reason, upon 30 days advance notice.

(d)           Resignation. I may terminate the Consulting Period at any time for any reason, upon 30 days’ advance notice.

(e)	Death. The Consulting Period shall terminate upon my death.

(f)            Notice of Conflict. In the event that I become involved or am highly likely to become involved in activities in performing consulting services pursuant to Section 9, above, that in my reasonable opinion potentially place me or my interests in a position of conflict with the Company that would create a violation of my obligations to the Company, I shall so notify the Company within two (2) business days of my recognition of such conflict. Following such notice of a potential conflict, the Company may terminate the Consulting Period immediately for which shall be treated as Other than for Cause or I may resign.

11.          No Further Benefits. I understand and agree that the consideration provided to me under the terms of this Agreement is in addition to anything of value to which I am otherwise entitled. I represent, warrant and acknowledge that the Company owes me no wages, compensation, or payments or form of remuneration of any kind or nature, including any salary, bonus or incentive compensation, other than as specifically provided for in this Agreement or in a subsequent written agreement between me and the Company, or as otherwise vested under the terms of any Company benefit plan.

12.	Confidentiality.

(a)           Confidential Information. I agree that will not divulge, transmit or otherwise disclose (except as legally compelled by court order, subpoena or other legal process, and then only to the extent required, after prompt notice to the Company of any such order, subpoena or other legal process), directly or indirectly, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company (collectively, “Confidential Information”); and I will not use, directly or

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indirectly, any Confidential Information for the benefit of anyone other than the Company; provided, however, that Confidential Information shall not be deemed to include any information that (A) is or hereafter becomes generally available to the public other than through disclosure by me, (B) is rightfully received by me from a third party or (C) was brought by me to my employment relationship with the Company. All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company, whether prepared by me or otherwise coming into my possession in the course of the performance of my services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by me (including, without limitation, any copies thereof) upon termination of the Consulting Period for any reason whatsoever. Notwithstanding the foregoing, I may keep such information I may need to be used for the sole and exclusive purpose of completing my income tax returns and determining my rights and benefits (i) under the plans and arrangements of the Company and (ii) in the investments I have in certain entities.

(b)           Disclosure of Confidential Information. Upon service to me, or anyone acting on my behalf, of any subpoena, court order, or other legal process requiring me to disclose information described in Section 12(a) , above, unless prohibited by law, I shall immediately notify the Company of such service and of the content of any testimony or information to be disclosed and shall cooperate fully with the Company to lawfully resist disclosure of the information prior to actual compliance with the request.

(c)           Public Statements. Neither the Company nor I shall make any public statements to the media or that in any way could result in public dissemination in the media regarding the existence of this Agreement, the fact that this Agreement was being discussed or considered, or the substance or contents of this Agreement other than as set forth in the press releases and the question and answer procedures that are attached hereto as Exhibit G or filed with the Securities and Exchange Commission. If either party violates the immediately preceding sentence and in the reasonable judgment of the other party the violating party has made a materially misleading statement for the purpose of the securities laws about the other party, the other party may publicly clarify the misleading statement without violating this Section 12(c).

13.	Covenants

(a)           Non-Competition (Competitive Business). In addition to the restrictions set forth in Sections 13(b) and (c), below, I agree that for a period of six (6) months after the Effective Date, I shall not (except when acting for and on behalf of the Company), for my own account or for others, in any capacity, including as an employee, officer, director, trustee, member, manager, investor, consultant, agent, owner, stockholder or partner, engage in a Competitive Business anywhere in the United States or its territories or possessions. As used herein, “Competitive Business” shall mean arranging for or providing, directly or indirectly, debt and/or equity financing products or services to developers and owners of multi-family housing. Without limitation, Competitive Business includes (i) the Acquired Businesses (as defined in the Contribution Agreement) and any businesses which have been conducted by the Company or any of the Subject Entities (as defined in the Contribution Agreement); (ii) any business now or hereafter conducted by CharterMac or American Mortgage Acceptance Company (“AMAC”) or

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any of their respective affiliates. For the avoidance of doubt, this provision shall not limit my ability to work for any person or entity that is engaged in a Competitive Business provided that I do not provide services either directly or indirectly to such person or entity’s Competitive Business.

(b)           Non-Competition (Tax Credits).          I agree that for a period of 18 months after the Effective Date, I shall not (except when acting for and on behalf of the Company), for my own account or for others, in any capacity, including as an employee, officer, director, trustee, member, manager, investor, consultant, agent, owner, stockholder or partner, engage in a Tax Credit Business anywhere in the United States or its territories or possessions. As used herein, “Tax Credit Business” shall mean (i) the investment or acquisition of interests in real property or interests in owners or lessors of real property, which investment or acquisition is made with a principal purpose of obtaining federal or state tax credits created to provide incentives for the investment in real property, including low-income housing, historic rehabilitation, new market and home ownership tax credits (“Tax Credit Investments”); provided, however, Tax Credit Investments shall not include (x) investments made with the principal purpose of economic gain even if there is a principal purpose of obtaining a federal or state tax credit and (y) investments made for me or my family’s investment portfolio; (ii) the syndication, packaging or reselling of interests in Tax Credit Investments to one or more investors directly or through public or private investment funds; and (iii) the provision of consulting services to investors, owners or developers of properties that are or are anticipated to be Tax Credit Investments. For the avoidance of doubt, the Tax Credit Business shall not include the Tax Credit Enhancement Business (as defined below) and this provision shall not limit my ability to work for any person or entity that is engaged in a Tax Credit Business provided I do not provide services either directly or indirectly to such person or entity’s Tax Credit Business.

(c)           Non-Competition (Tax Credit Enhancements). I agree that for a period of eight (8) months after the Effective Date, I shall not (except when acting for and on behalf of the Company), for my own account or for others, in any capacity, including as an employee, officer, director, trustee, member, manager, investor, consultant, agent, owner, stockholder or partner, engage in the Tax Credit Enhancement Business anywhere in the United States or its territories or possessions. As used herein, “Tax Credit Enhancement Business” shall mean the credit enhancement of Tax Credit Investments. For the avoidance of doubt, this provision shall not limit my ability to work for any person or entity that is engaged in a Tax Credit Enhancement Business provided that I do not provide services either directly or indirectly to such person or entity’s Tax Credit Enhancement Business.

(d)           Non-Competition (MuniMae). I agree that during for a period of ten and one half (10.5) months after the Effective Date, I shall not, for my own account or for others, in any capacity, including as an employee, officer, director, trustee, member, manager, investor, consultant, agent, owner, stockholder or partner, provide services to or engage in transactions with Municipal Mortgage & Equity, LLC and its subsidiaries, parents, affiliates, or related business entities.

(e)           Non-Solicitation of Employees. I agree that for a period of 12 months after the Effective Date, I shall not, directly or indirectly, hire or solicit for hire, for my account

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or that of any other person or entity, any person who is or was an employee of the Company to work in a Competitive Business or a Tax Credit Business (other than Henry Munoz) so long as such person is an employee of the Company and for a period of 180 days after such person has ceased to be an employee of the Company.

(f)	Non-Solicitation of Clients.

(i)             I agree that for a period of 6 months after the Effective Date, I shall not, directly or indirectly, alone or with others contact, solicit or do business of any kind in any Competitive Business with, or assist any other person to contact, solicit or do business of any kind in any Competitive Business with, any person, including, without limitation IXIS Financial Products, Inc, and its affiliates, who, during the two-year period prior to the Effective Date, sold or developed, or owned an interest in, a Tax Credit Investment sponsored by CCC or any of its affiliates or engaged in the Tax Credit Business with CCC or any of its affiliates (collectively, a “Prohibited Person”). For the avoidance of doubt, this provision shall not limit my ability to work for any person or entity that contacts, solicits or does business of any kind in any Competitive Business with a Prohibited Person, subject to the limitations in Section 13(a), above, provided I do not provide assistance to such person or entity in such contacting, soliciting or doing such business.

(ii)            I agree that for a period of 18 months after the Effective Date, I shall not, directly or indirectly, alone or with others contact, solicit or do business of any kind in any Tax Credit Business with, or assist any other person to contact, solicit or do business of any kind in any Tax Credit Business with a Prohibited Person.  For the avoidance of doubt, this provision shall not limit my ability to work for any person or entity that contacts, solicits or does business of any kind in any Tax Credit Business with a Prohibited Person, subject to the limitations of Section 13(b), above, provided I do not provide assistance to such person or entity in such contacting, soliciting or doing such business.

(iii)           I agree that for a period of eight (8) months after the Effective Date, I shall not, directly or indirectly, alone or with others contact, solicit or do business of any kind in any Tax Credit Enhancement Business with, or assist any other person to contact, solicit or do business of any kind in any Tax Credit Enhancement Business with a Prohibited Person. For the avoidance of doubt, this provision shall not limit my ability to work for any person or entity that contacts, solicits or does business of any kind in any Tax Credit Enhancement Business with a Prohibited Person, subject to the limitations of Section 13(c), above, provided I do not provide assistance to such person or entity in such contacting, soliciting or doing such business.

(g)           Covenant Not to Disparage. The Company and I agree that, neither the Company or its officers, trustees or directors, on the one hand, nor me, on the other, will make statements or representations, or otherwise communicate, in writing, orally, or otherwise, or take any action which may, disparage the other or their respective officers, trustees, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude me or a representative of the Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

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(h)	Cooperation.

(i)     I agree reasonably promptly to perform such acts and deeds, and to execute and deliver such conveyances, assignments, proxies, consents, agreements, instruments, Form 2530s or letters of resignation, or communicate any reasonable objections thereto to the Company’s General Counsel, as the Company may at any time reasonably request in writing in connection with the implementation of this Agreement or in order to better assure and confirm unto the parties hereto their respective rights, powers and remedies hereunder, or in connection with the management transition resulting from my resignation, including, but not limited to the execution of any documents reasonably requested by any lender, partner or affiliate of the Company (the “Documentation”). I shall review, sign and return Form 2530s submitted to me by the Company within five (5) business days of delivery thereof or to communicate any reasonable objection thereto to the Company’s General Counsel (the “General Counsel”) within such time period. I shall cooperate with the General Counsel, and provide the General Counsel with such documentation as the General Counsel shall reasonably request, to effect the rapid and efficient filing of Form 2530s. The General Counsel, and the officers of Company as necessary, shall cooperate with me, and provide me with information or documentation I may reasonably request to enable me to execute the required documentation. “Form 2530” means a Form HUD-2530 Previous Participation Certificate.

(ii)    I further agree to cooperate with the Company by making myself reasonably available to testify on behalf of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the CharterMac Board or its representatives or counsel, or representatives or counsel to the Company, as reasonably requested; provided, however, that the same does not materially interfere with my then current professional activities or important personal activities and is not contrary to my best interests. The Company agrees to reimburse me, on an after-tax basis, for all reasonable expenses actually incurred in connection with my provision of testimony or assistance and to pay me reasonable per diem costs for such testimony or assistance.

(i)	Remedies.

(i)     I acknowledge that a material breach of my covenants contained in this Section 13 after material compliance by the Company with its obligations under this Agreement will cause irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such material breach will be inadequate. Accordingly, I agree that if I breach any of the covenants contained in this Section 13 in any material respect, and provided the Company has not materially breached its obligations under this Agreement, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief in any court of competent jurisdiction, without the need to post any bond or any other undertaking or prove the inadequacy of money damages. Notwithstanding the foregoing, the Company shall not be entitled to specific performance regarding my execution of any governmental filing which is not deemed by me to be correct and/or complete in all material respects.

12

(ii)    The Company and I further acknowledge that the time, scope, geographic area and other provisions of this Section 13 have been specifically negotiated by sophisticated commercial parties and that the covenants contained in this Section 13 are reasonable. In the event that the agreements in this Section 13 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their being overly broad as to time or geographical scope or by reason of their being overreaching in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

(j)           Non-Circumvention. I acknowledge and agree that I will not engage in activities, or utilize any of the exceptions to the covenants contained in this Sections 13 in a manner intended to circumvent the my obligations under this Sections 13.

14.          Company Cooperation. The Company shall cooperate in providing me with such information regarding the entities comprising the Company in which I own an interest as such entities are required to provide to similarly situated interest holders whether or not such indirect holders are employees, officers or directors of the Company. I, at my sole expense, shall have the right to inspect and copy the books and records of such entities to the same extent such entities are required to provide such rights to similarly situated interest holders during normal business hours upon reasonable written notice, provided that such inspection and copying does not materially interfere with the normal business operations of the Company; and provided further that such inspection and copying is for a purpose reasonably related to my interest as a partner, member or shareholder of the applicable entity. I shall have the right to audit the books and records of entities comprising the Company in which I own an interest, at my sole expense, during normal business hours upon reasonable written notice, provided that such audit does not materially interfere with the normal business operations of the Company.

15.          AMAC Standstill. I hereby agree, on behalf of myself and my affiliates, that from the date hereof until November 15, 2010, I will not, and will cause any of my affiliates to not, without the prior written approval of CharterMac (which approval shall require the approval of not less than a majority of the CharterMac Board to, directly or indirectly, (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person or entity to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof) of AMAC or any of its subsidiaries, affiliates or divisions; (B) any tender or exchange offer, merger or other business combination involving AMAC or any of its subsidiaries, affiliates or divisions; (C) any recapitalization, restructuring, conversion, liquidation, dissolution or other extraordinary transaction with respect to AMAC or any of its subsidiaries, affiliates or divisions; (D) any acquisition of a material or significant amount of the assets of AMAC or any of its subsidiaries, affiliates or divisions; or (E) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any voting securities of AMAC; (ii) form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934) regarding any of the types of matters set forth in (i) above; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors, managing member or trustees or

13

policies of AMAC or any of its subsidiaries, affiliates or divisions; (iv) take any action which might force or require AMAC or any of its subsidiaries, affiliates or divisions to make a public announcement regarding any of the types of matters set forth in (i) above; or (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

16.          Power of Attorney. If, for any reason or no reason, I shall both fail to execute any Documentation (exclusive of any Federal, state or local filings) and fail to communicate any reasonable objection thereto within five (5) business days following delivery of a written reasonable request therefor, I hereby make and appoint Steven A. Beede, Esq., or his successor as General Counsel of CharterMac, as my attorney-in-fact (“Attorney-in-Fact”) to act in my name, place and stead for the purpose of making, executing and delivering the Documentation (exclusive of any Federal, state or local filings), and, without limiting the foregoing, for the purpose of making, executing and delivering all documents and doing such lawful things which the Attorney-in-Fact deems necessary to (i) effect my resignation as a trustee, director or officer of any entity related to the Company; (ii) execute and deliver consents pursuant to Section 13(g) hereof; and (iii) take any further ministerial actions as may be necessary to effect the foregoing. This power is coupled with an interest, is irrevocable, and all powers conferred upon the Attorney-in-Fact herein above shall remain at all times in full force and effect, notwithstanding my incapacity, disability, death, or any uncertainty with regard thereto. I hereby consent and agree that any third party shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Attorney-in-Fact to execute and deliver the Documentation and to effect any other action pursuant to the provisions hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by my or on my behalf. Upon exercise of this power of attorney, the Attorney-in-Fact will deliver written notice to me, including a copy of the executed Documentation.

17.          Return of Company Property. Upon the termination of the Consulting Period, I will return to the Company all files, documents, records, and copies of the foregoing (whether in hard or electronic form), Company-provided computer and telephone equipment, PDAs, pagers, credit cards, keys, building passes, security passes, access or identification cards, and any other property of the Company in my possession or control. Notwithstanding the foregoing, I may keep such information I may need to be used for the sole and exclusive purpose of completing my income tax returns and determining my rights and benefits (i) under the plans and arrangements of the Company and (ii) in the investments I have in certain entities.

18.          No Admission of Guilt. This Agreement is not an admission of guilt or wrongdoing by either me or the Company.

19.          Indemnification and D&O Insurance. The Company shall at all times indemnify me and provide me with the advancement of expenses with respect to any actions or omissions as an employee, officer, director or consultant of the Company, any entity comprising the Company or any entity at the request of the Company to the fullest extent provided for senior executive officers and directors providing services for the Company. Following the termination of my Employment Agreement and thereafter, the Company shall maintain, or shall cause any entity comprising the Company for whom I provide or provided services at the request of the Company to maintain, directors’ and officers’ insurance coverage in an amount not less than $15 million,

14

provided that such coverage can be obtained at rates that the Company reasonably determines are not cost prohibitive.

20.          Entire Agreement. This Agreement constitutes the entire agreement between me and the Company with respect to my employment with Company and the termination of such employment. For the avoidance of doubt, agreements, in whole or in part, not relating to employment entered into by me or my affiliates in connection with my status as a holder of Common Shares of CharterMac or Special Common Units of CCC, including but not limited to (i) the Contribution Agreement; (ii) the Standstill Agreement dated November 17, 2003 among CharterMac and the other parties identified therein; (iii) the Irrevocable Proxy executed by me on November 17, 2003; (iv) the Exchange Rights Agreement dated November 17, 2003 among CCC and the other parties identified therein; (v) the Registration Rights Agreement dated November 17, 2003 among CharterMac and the other parties identified therein; and (vi) the Amended and Restated Operating Agreement of CCC shall remain in force in effect subject to the terms and conditions set forth in such agreements.

21.          Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

22.          Notice. I agree to send all communications to the Company in writing, by certified or overnight mail, addressed as follows (or in any other manner the Company notifies me to use):

Related Capital Company LLC

625 Madison Avenue

New York, New York 10022

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attention: Mark Schonberger, Esq.

The Company agrees to send all communications to me in writing, by certified or overnight mail, addressed as follows (or in any other manner or to any other address I notify the Company to use):

15

Stuart J. Boesky

400 East 84th Street

New York, New York 10028

with copy to:

sboesky@chartermac.com

with another copy to:

Kronish Lieb Weiner & Hellman LLP

1114 Avenue of the Americas

New York, New York 10036

Attention: Paul M. Ritter, Esq.

23.          Modifications. No provisions of this Agreement may be modified, waived, amended or discharged except by a written document signed by me and a duly authorized Company officer.

24.          Successors. This Agreement binds my heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of the Company and the Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

25.          Validity and Waiver; Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time. If any of the provisions, terms or clauses of this Agreement is declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

26.          Choice of Law and Venue. The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of New York (excluding any that mandate the use of another jurisdiction’s laws).

27.          Interpretation. This Agreement shall be construed as a whole according to its fair meaning, and shall not be construed strictly for or against me or the Company. Unless the context indicates otherwise, the singular or plural number shall be deemed to include the other. Section headings are intended solely for convenience of reference only and shall not be a part of this Agreement for any other purpose.

28.          Tax Withholding. Any compensation or benefits payable under this Agreement (other than the Consulting Fee) shall be subject to applicable federal, state and local withholding taxes and allowances, where appropriate. I agree and acknowledge that (i) I shall bear sole responsibility for payment of any federal, state, or local income or other taxes or related penalties

16

associated with my current or future receipt of any amounts pursuant to this Agreement, and (ii) the Company shall have no obligation to mitigate or hold me harmless from any such tax liabilities.

29.          Authority to Sign. Each party represents that the individual signing this Agreement on its behalf has the authority to do so and to so legally bind the party. The Company represents that the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action.

30.          Review of Agreement. I acknowledge that, before signing this Agreement, I was given at least 21 calendar days to consider this Agreement. I waive any right I might have to additional time beyond this consideration period within which to consider this Agreement. I acknowledge that: (a) I took advantage of that time to consider this Agreement before signing it; (b) I carefully read this Agreement; (c) I fully understand what this Agreement means; (d) I am entering into it voluntarily; (e) I am receiving valuable consideration in exchange for my execution of this Agreement that I would not otherwise be entitled to receive; and (f) the Company, in writing, encouraged me to discuss this Agreement with my attorney (at my own expense) before signing it, and that I did so to the extent I deemed appropriate. I understand that I may revoke my release of ADEA claims under Section 6 of this Agreement within seven (7) days after I sign this Agreement. I understand that I will receive only 100,00.00 if I revoke my release of ADEA claims, but that all other provisions of this Agreement, including my release of non-ADEA claims shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

17

IN WITNESS WHEREOF the parties have executed this Separation and Consulting Agreement as of the latest date set forth below.

Dated:	November __, 2005	___________________________________
STUART J. BOESKY

Dated:	November __, 2005	RELATED CAPITAL COMPANY, LLC

By: CharterMac Corporation, as managing member

___________________________________
By:_____________________________
Title:	_____________________________

CharterMac Guaranty

By its signature below, CharterMac, a Delaware statutory trust (“CharterMac”), guarantees to the payment and performance of the Company’s obligations pursuant to Sections 3 and 9 of this Agreement, and CharterMac hereby waives the benefits of diligence, presentment, demand of payment, any requirement that I exhaust any right or take any action against the Company or any other person or entity, the filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such guaranteed obligations and all demands whatsoever.

CHARTERMAC

______________________________

By:

Title:

18

EXHIBIT A

Form of Resignation Letter (CharterMac)

November 7, 2005

To the Board of Trustees of CharterMac

and the Board of Directors of the Entities

Listed on Schedule A Hereto:

The undersigned hereby resigns (i) as a trustee and Chief Executive Officer of CharterMac, (ii) Managing Director of the Related Capital Company, LLC and (iii) as a director or officer, as the case may be, of each of the entities listed on Schedule A hereto, effective November 15, 2005.

Very truly yours,

Stuart J. Boesky

19

Schedule A

Officer/Member Of	Title
14500 North May Avenue GP LLC	President
14500 North May Avenue LP LLC	President
2800 Ramada Drive LLC	Vice President
352 Heckle Boulevard Associates, L.L.C.	President
3817 George Washington Highway, LLC	Senior Managing Director
4001 Mission Road L.L.C.	Executive Vice President
438 Third Avenue, L.L.C.	Executive Vice President
731 Beacon Avenue, L.L.C.	Executive Vice President
805 W. Darlington Associates, L.L.C.	Senior Managing Director
Aegis Hunt Club, LLC	Executive Vice President
Aegis Oxford, L.L.C.	President
Aegis Realty, Inc.	Director
Aegis Realty, Inc.	President
Aegis Realty, Inc.	Chief Operating Officer
Aegis Waterford, L.L.C.	President
AER Clinton Plaza Partners, L.L.C.	Executive Vice President
AER Clinton Plaza Partners, L.L.C.	President
AER Clinton Plaza Partners, L.L.C.	First Vice President
AER Clinton Plaza Partners, L.L.C.	President
AER Durham Partners, L.L.C.	President
AER Durham Partners, L.L.C.	Executive Vice President
AER Gunston Partners, L.L.C.	President
AER Gunston Partners, L.L.C.	Executive Vice President
AER JV-1 Partners, L.L.C.	President
AER JV-1 Partners, L.L.C.	Executive Vice President
AER Newport News Partners, L.L.C.	President
AER Newport News Partners, L.L.C.	Executive Vice President
AER Shady Banks Partners, L.L.C.	President
AER Shady Banks Partners, L.L.C.	Executive Vice President
AER Woodlawn Partners, L.L.C.	President
AER Woodlawn Partners, L.L.C.	Executive Vice President
Affordex, LLC	Senior Vice President
AMAC Capital Financing I	Trustee
AMAC Little York, L.L.C.	President
American Mortgage Acceptance Company	Chairman
American Mortgage Acceptance Company	Chief Executive Officer
American Mortgage Acceptance Company	President
American Mortgage Acceptance Company	Trustee
American Mortgage Investors Trust II	Executive Vice President
Ashton Place Associates, L.L.C.	Executive Vice President

20

Assisted Housing Associates, Inc.	Executive Vice President
Assisted Housing, Inc.	Executive Vice President
Barclay/Aegis, Inc.	President
Capri Capital Advisors	Member of Investment Committee (after equity conversion)
Bridgeport GP LLC	Executive Vice President
Charter Mac Corporation	Chief Executive Officer
Charter Mac Corporation	Director
Charter Mac Equity Issuer Trust (and its subsidiaries)	Trustee
Charter Mac Origination Trust I	Trustee
CharterMac	Trustee
CharterMac	Chief Executive Officer
CharterMac Capital Company, LLC	Chief Executive Officer
CharterMac Equity Issuer Trust	Managing Trustee
CharterMac Guarantor, LLC	President
CharterMac Guarantor, LLC	Chief Operating Officer
CharterMac Mortgage Partners Corp.	Director and Chairman
CharterMac Mortgage Capital Corporation	Director and Chairman
CharterMac Origination Trust I	Trustee
CharterMac Owner Trust I	Trustee
CharterMax, LLC	President
CIP Associates, Inc.	Executive Vice President
CM Holding Trust (and its subsidiaries)	Trustee
CIP Associates, Inc.	Director
CM Investor LLC	Chief Executive Officer
Freedom Assignor, Inc.	President
Freedom Assignor, Inc.	Director
Freedom GP, Inc.	Executive Vice President
Government Assisted Properties, Inc.	Executive Vice President
Independence Assignor Inc.	Senior Vice President
Independence Assignor Inc.	Director
Independence Holdings, LLC	Executive Vice President
Lansing Contractors, L.L.C.	Executive Vice President
Lehigh Tax Credit Partners II L.L.C.	President
Lehigh Tax Credit Partners III L.L.C.	President
Lehigh Tax Credit Partners L.L.C.	President
Lehigh Tax Credit Partners, Inc.	President
Lehigh Tax Credit Partners, Inc.	Director
Liberty Credit Assignor II, Inc.	Director
Liberty Credit Assignor II, Inc.	President
Liberty Credit Assignor III Inc.	Director
Liberty Credit Assignor III Inc.	President
Liberty Credit Assignor Inc.	President
Liberty Credit Assignor Inc.	Director

21

Liberty GP II, Inc.	Executive Vice President
Liberty GP III, Inc.	Executive Vice President
Madison Acquisition II, L.L.C.	Vice President
Madison Acquisition, L.L.C.	Vice President
Marina Club Condominium Association, Inc.	President
Marina Club Condominium Association, Inc.	Director
Merle Hay Road Associates, L.L.C.	Executive Vice President
Multi-Family Program Manager, Inc.	Vice President
Multi-Family Purchasing Group Associates, Inc.	Vice President
Orion Multifamily Investment Fund, Inc.	Director
Partnership Monitoring Corporation	Senior Vice President
PBI Associates, Inc.	Senior Vice President
RCC Asset Managers IX L.L.C.	Executive Vice President
RCC Asset Managers V L.L.C.	Executive Vice President
RCC Asset Managers VI L.L.C.	Vice President
RCC Asset Managers VII L.L.C.	Executive Vice President
RCC Asset Managers VIII L.L.C.	Executive Vice President
RCC Asset Managers X, L.L.C.	Executive Vice President
RCC Asset Managers XI L.L.C.	Executive Vice President
RCC Asset Managers XII L.L.C.	Executive Vice President
RCC Asset Managers XIV L.L.C.	Executive Vice President
RCC Asset Managers XIX L.L.C.	Executive Vice President
RCC Asset Managers XV, LLC	Executive Vice President
RCC Asset Managers XVI L.L.C.	Executive Vice President
RCC Asset Managers XVII, L.L.C.	Executive Vice President
RCC Asset Managers XVIII L.L.C.	Executive Vice President
RCC Asset Managers XX L.L.C.	Executive Vice President
RCC Asset Managers XXV L.L.C.	Executive Vice President
RCC Bethel Villa, Inc.	Vice President
RCC Bonaventure, Inc.	Vice President
RCC California Asset Managers II, L.L.C.	Senior Vice President
RCC California Asset Managers III, L.L.C.	Senior Vice President
RCC California Asset Managers IV L.L.C.	Executive Vice President
RCC Construction Services, L.L.C.	Executive Vice President
RCC Corporate Monitoring, Inc.	President
RCC Corporate Monitoring, Inc.	Director
RCC Credit Facility, L.L.C.	Executive Vice President
RCC General Corp.	Director
RCC General Corp.	President
RCC Georgia Investor, L.L.C.	Senior Managing Director
RCC Glenport Asset Managers L.L.C.	Executive Vice President
RCC Guaranteed Asset Managers L.L.C.-Series B	Executive Vice President
RCC Guaranteed Asset Managers, L.L.C. - Series A	Executive Vice President
RCC Haverstraw, LLC	Executive Vice President

22

RCC Hawaii Asset Managers II, LLC	Vice President
RCC Hawaii Asset Managers L.L.C.	Vice President
RCC Historic Asset Managers, LLC	Executive Vice President
RCC Manager LLC	Managing Director
RCC Marion Center Associates, L.L.C.	President
RCC Partners 2001, LLC	Senior Vice President
RCC Partners 94, Inc.	Senior Vice President
RCC Partners 96, L.L.C.	President
RCC Pineview, Inc.	Senior Vice President
RCC Properties Corp.	Senior Vice President
RCC Sea Park Partners I, L.L.C.	Senior Vice President
RCC Sea Park Partners II, L.L.C.	Senior Vice President
RCC Sea Park Partners III, L.L.C.	Senior Vice President
RCC Westminster GP Corp.	President
RCC Westminster GP Corp.	Director
RCC Wharton Associates, L.L.C.	Executive Vice President
RCC/Crescent LLC	Executive Vice President
RCC/EC GP, L.L.C.	Vice President
RCHP General I L.L.C.	Executive Vice President
RCHP General I L.L.C. - Series 3	Executive Vice President
RCHP General II LLC	Executive Vice President
RCMP, Inc.	Executive Vice President
Related Advantaged Residential Associates, Inc.	Senior Vice President
Related Advantaged Residential Associates, Inc.	Director
Related Advantaged Residential Associates, Inc.	President
Related Aegis, Inc.	Chief Operating Officer
Related Aegis, Inc.	President
Related Aegis, Inc.	Director
Related AHDC Bedford Square, LLC	Executive Vice President
Related AHDC Northpointe, LLC	Executive Vice President
Related AHDC Partners, L.L.C.	Executive Vice President
Related AMI Associates, Inc.	President
Related AMI Associates, Inc.	Senior Vice President
Related AMI Associates, Inc.	Director
Related Aurora Associates, Inc.	Director
Related Aurora Associates, Inc.	President
Related Aurora Associates, Inc.	Senior Vice President
Related Aurora Development Partners, Inc.	Executive Vice President
Related Avalon Casa Ramon, LLC	Executive Vice President
Related Avalon Citrus Gardens, L.L.C.	Executive Vice President
Related Avalon Lake Park, LLC	Executive Vice President
Related Avalon Royal Heights, L.L.C.	Executive Vice President
Related Bedford Square Partners, L.L.C.	Executive Vice President
Related Beta Corporation	Executive Vice President

23

Related Beta Corporation	Director
Related Buc$ Associates II, Inc.	Vice President
Related Buc$ Associates III, Inc.	Vice President
Related Buc$ Associates Inc.	Vice President
Related Capital Company LLC	Managing Director
Related Capital Corporation	Senior Managing Director
Related Capital Management, L.L.C.	Executive Vice President
Related Casa Ramon Partners, LLC	Executive Vice President
Related Cedarbrook LLC(Hanford Cedarbrook Limited)	Executive Vice President
Related Citrus Gardens Partners, L.L.C.	Executive Vice President
Related Collier Ranch, L.L.C.	Executive Vice President
Related Credit Properties II, Inc.	Executive Vice President
Related Credit Properties II, Inc.	Director
Related Credit Properties III, Inc.	Executive Vice President
Related Credit Properties III, Inc.	Director
Related Credit Properties Inc.	Executive Vice President
Related Credit Properties Inc.	Director
Related Direct SLP L.L.C.	Executive Vice President
Related Embarcadero Associates, Inc.	Executive Vice President
Related Equities Corporation	President
Related Equities Corporation	Director
Related Equity Funding Inc.	Vice President
Related FI Buc$ Associates, Inc.	Vice President
Related Freedom Associates Inc.	Executive Vice President
Related Freedom Associates Inc.	Director
Related Highgate, Inc.	President
Related Historic SLP, L.L.C.	Executive Vice President
Related Housing Programs Corporation	Senior Vice President
Related Independence Associates III Inc.	Director
Related Independence Associates III Inc.	President
Related Independence Associates, Inc.	Executive Vice President
Related Independence Associates, Inc.	Director
Related Independence L.L.C.	Senior Vice President
Related Independence V L.L.C.	Vice President
Related Insured Buc$ Associates, Inc.	Senior Vice President
Related Insured Equity Associates II, Inc.	Senior Vice President
Related Insured Equity Associates, Inc.	Senior Vice President
Related Insured Tax Credit Partners III, Inc.	Director
Related Insured Tax Credit Partners III, Inc.	President
Related Insured, L.L.C.	Vice President
Related Lake Park Partners, LLC	Executive Vice President
Related Lone Star, Inc.	Vice President
Related Lowell, L.L.C.	Senior Vice President
Related Mountain Ridge Partners, L.L.C.	Executive Vice President

24

Related Northpointe Partners, L.L.C.	Executive Vice President
Related Project Partnership Corporation	Senior Vice President
Related Royal Heights Partners, L.L.C.	Executive Vice President
Related S.J. SLP, Inc.	Director
Related S.J. SLP, Inc.	President
Related Sharpstown, Inc.	Vice President
Related Southwest, Inc.	Vice President
Related Springfield, L.L.C.	Senior Vice President
Related Tampa, L.L.C.	Executive Vice President
Related Tax Exempt Associates II, Inc.	Vice President
Related Tax Exempt Associates III, Inc.	Executive Vice President
Related Tax Exempt Bond Associates, Inc.	Executive Vice President
Related Tiffany, Inc.	Director
Related Tiffany, Inc.	President
Related Wellington Mountain Ridge, L.L.C.	Executive Vice President
Related/Wellington Collier Ranch, L.L.C.	Executive Vice President
RFI Associates, Inc.	Executive Vice President
RRC, Inc.	Senior Vice President
Sharpstown Acceptance Company, L.L.C.	Vice President
SJB Associates, Inc.	President
SJB Associates, Inc.	Director
South Lincoln Avenue Associates, L.L.C.	Executive Vice President
Southgate General Corporation	President
Southgate General Corporation	Director
Southgate General Corporation II	Director
Southgate General Corporation II	President
Southgate/Aegis, LLC	Executive Vice President
Subsidized Housing Services II, Inc.	Executive Vice President
Summit Tax Exempt Funding Corp.	Vice President
TC Assignor, Inc.	Senior Vice President
The Related Realty Group, Inc.	Vice President
Trilogy	(CharterMac has two Oversight Board positions)
West Mary Street Associates, L.L.C.	Executive Vice President
Western Center Boulevard Associates, L.L.C.	Executive Vice President

25

EXHIBIT B

Form of Resignation Letter (AMAC)

November 7, 2005

To the Board of Trustees of

American Mortgage Acceptance Company:

The undersigned hereby resigns as trustee, Chairman, and Chief Executive Officer of American Mortgage Acceptance Company effective November 15, 2005.

Very truly yours,

                Stuart J. Boesky

26

EXHIBIT C

The Boesky Interests

Owns Part of Entity	Role	% Owned	Start Date
111 Pine Avenue Corp.	Stock	25	11/22/2004
3506 Cove View, L.L.C.	Member	6.528	4/8/1997
438 Third Avenue, L.L.C.	Member	6.528	10/29/1998
Aegis Realty Operating Partnership, L.P.	Limited	0.7435	9/25/1997
Allenhurst Associates	General	9	12/1/1985
Antelope Valley Plaza Shopping Center, L.L.C.	Member	2.778	10/3/1996
CEF Associates L.P.	Limited	3.96	3/27/1991
Crossroads East Limited Associates	General	41.666	1/1/2000
GMC Associates II	Limited	1.37	1/1/1985
Independence SLP III L.P.	Limited	6.732	1/24/1994
Independence SLP IV, L.P.	Limited	6.732	2/23/1995
Independence SLP L.P.	Limited	3.96	12/5/1990
Independence SLP V L.P.	Limited	6.73	9/1/1999
Liberty Associates II L.P.	Limited	1	3/25/1988
Madison Acquisition III, L.L.C.	Member	6.528	12/3/2002
Madison Acquisition, L.L.C.	Member	6.528	11/18/1997
Memphis 99 Parking Garage, L.P.	Limited	2.08	8/11/1993
Memphis 99 Tower, L.P.	Limited	2.08	8/11/1993
Memphis RRC, Inc.	Stock	3.89	8/11/1993
Multi-Family Program Manager, Inc.	Stock	4	7/6/1990
Multi-Family Purchasing Group Associates, Inc.	Stock	4	6/8/1990
PBI Associates, Inc.	Stock	2	12/12/1990
RCC Acquisition Company LLC	Member	0	1/15/2002
RCC Antelope Valley Associates	General	6.8	10/28/1996
RCC Asset Managers IX L.L.C.	Member	6.8	9/1/1999
RCC Asset Managers V L.L.C.	Member	6.8	9/1/1999
RCC Asset Managers VI L.L.C.	Member	6.8	9/1/1999
RCC Asset Managers VII L.L.C.	Member	6.8	9/1/1999
RCC Asset Managers VIII L.L.C.	Member	6.8	9/1/1999
RCC Asset Managers X, L.L.C.	Member	6.8	9/1/2000
RCC Asset Managers XI L.L.C.	Member	6.8	9/1/1999
RCC Asset Managers XII L.L.C.	Member	9	9/1/1999
RCC Asset Managers, L.P.	Limited	6.732	2/12/1993
RCC Bethel Villa, Inc.	Stock	14.035	1/21/1992
RCC Bonaventure, Inc.	Stock	6.8	4/14/1988
RCC Brookland Associates, L.P.	Limited	1.98	9/1/1999
RCC California Asset Managers II, L.L.C.	Member	6.8	9/1/1999
RCC California Asset Managers III, L.L.C.	Member	6.324	3/18/1997
RCC California Asset Managers IV L.L.C.	Member	6.8	9/1/1999

27

RCC Chester Asset Managers L.L.C.	Member	9	9/1/1999
RCC Crossroads East Associates	General	41.66	1/1/2000
RCC Glenport Asset Managers L.L.C.	Member	6.8	9/1/1999
RCC GP Dispositions LLC	Member	33.33333	6/1/2005
RCC GP Holdings LLC	Member	33.33333	6/30/2005
RCC Guaranteed Asset Managers L.L.C.-Series B	Member	9	9/1/1999
RCC Guaranteed Asset Managers, L.L.C. - Series A	Member	6.8	9/1/1999
RCC Guaranteed SLP, L.P. - Series A	Limited	6.73	9/1/1999
RCC Guaranteed SLP, L.P. -Series B	Limited	8.91	5/17/1999
RCC Hawaii Asset Managers L.L.C.	Member	6.8	9/1/1999
RCC Marion Center Associates, L.L.C.	Member	6.73	8/14/1997
RCC Midway Associates	General	11.628	11/19/1997
RCC Partners 2001, LLC	Member	9.69	3/27/2002
RCC Partners 94, Inc.	Stock	6.8	9/1/1999
RCC Partners 96, L.L.C.	Member	6.8	9/1/1999
RCC Partners 97, L.L.C.	Member	6.8	7/30/1997
RCC Pineview Associates, L.P.	Limited	1.98	9/1/1999
RCC Pineview, Inc.	Stock	2.21	6/28/1989
RCC Properties Associates, L.P.	Limited	1.98	4/28/1989
RCC Properties Corp.	Stock	6.8	8/1/1989
RCC Sea Park Partners I, L.L.C.	Member	9.69	8/8/2002
RCC Sea Park Partners II, L.L.C.	Member	9.69	11/6/2002
RCC Sea Park Partners III, L.L.C.	Member	9.69	7/2/2003
RCC Stonepine Asset Managers, L.L. C.	Member	6.528	6/26/1997
RCC Wharton Associates, L.L.C.	Member	6.8	9/1/1999
RCC Williamsburg, L.L.C.	Member	6.8	1/14/1997
RCC/EC GP, L.L.C.	Member	6.528	9/1/1999
RCHP General I L.L.C.	Member	6.8	9/1/1999
RCHP SLP I L.P.	Limited	6.73	9/1/1999
Related Aegis, Inc.	Stock	6.8	9/29/1997
Related AHDC Bedford Square, LLC	Member	6.8	9/1/1999
Related AHDC Northpointe, LLC	Member	6.8	9/1/1999
Related AHDC Partners, L.L.C.	Member	6.8	9/1/1999
Related Aurora Development Partners, Inc.	Stock	3.4	8/5/1994
Related Avalon Citrus Gardens, L.L.C.	Member	6.8	9/1/1999
Related Avalon Lake Park, LLC	Member	9.69	6/4/1999
Related Avalon Royal Heights, L.L.C.	Member	6.8	9/1/1999
Related Bedford Square Partners, L.L.C.	Member	6.8	6/23/1998
Related California Corporate III SLP, L.P.	Limited	6.26076	3/18/1997
Related California Corporate IV SLP, L.P.	Limited	6.732	9/1/1999
Related California Corporate SLP II, L.P.	Limited	6.73	9/1/1999
Related California, L.L.C.	Member	3.468	3/3/1995
Related Capital Corporation	Stock	4	1/1/1950
Related Chester SLP, L.P.	Limited	8.91	9/1/1999

28

Related Citrus Gardens Partners, L.L.C.	Member	6.8	9/1/1999
Related Collier Ranch, L.L.C.	Member	6.528	10/1/1998
Related Corporate IX SLP, L.P.	Limited	6.73	9/1/1999
Related Corporate Partners II, L.L.C.	Member	6.528	2/5/1997
Related Corporate SLP, L.P.	Limited	6.73	9/1/1999
Related Corporate V SLP, L.P.	Limited	6.73	9/1/1999
Related Corporate VI SLP, L.P.	Limited	6.73	9/1/1999
Related Corporate VII SLP, L.P.	Limited	6.73	9/1/2000
Related Corporate VIII SLP, L.P.	Limited	6.73	9/1/1999
Related Corporate X SLP, L.P.	Limited	6.73	9/1/1999
Related Corporate XI SLP, L.P.	Limited	6.73	9/1/1999
Related Corporate XII SLP, L.P.	Limited	8.91	9/1/1999
Related Credit Properties II, L.P.	Limited	1.53	9/1/1999
Related Embarcadero Associates, Inc.	Member	4	12/19/1990
Related Freedom Credit Partners	General	2.685	8/28/1989
Related Glenport SLP, L.P.	Limited	6.47272	5/29/1997
Related Hawaii SLP, L.P.	Limited	6.732	3/18/1997
Related Highgate, Inc.	Stock	6.8	12/24/1992
Related Independence L.L.C.	Member	6.8	2/23/1995
Related Independence V L.L.C.	Member	6.53	12/22/1995
Related Insured, L.L.C.	Member	6.528	3/31/1997
Related Kingsbridge Partners, L.L.C.	Member	7.45859	9/1/1999
Related Lenox Court Associates LLC	Member	9	10/31/2002
Related Liberty Credit Partners	General	2	1/1/2000
Related Liberty Credit Partners III	General	1.59	1/1/2000
Related Lowell, L.L.C.	Member	6.8	7/18/1996
Related Marion Center, L.L.C.	Member	7.042	10/8/1997
Related Mountain Ridge Partners, L.L.C.	Member	6.8	9/1/1999
Related Northpointe Partners, L.L.C.	Member	6.8	6/23/1998
Related Royal Heights Partners, L.L.C.	Member	6.8	9/1/1999
Related Springfield, L.L.C.	Member	6.8	7/18/1996
Related Stonepine SLP, L.P.	Limited	6.73	9/1/1999
Related Tampa, L.L.C.	Member	9	3/8/2000
Related Tiffany, Inc.	Stock	6.8	5/12/1994
Related Wellington Mountain Ridge, L.L.C.	Member	6.8	9/1/1999
Related/Wellington Collier Ranch, L.L.C.	Member	6.528	12/2/1998
RKC Partnership	General	3.92	4/4/1995
RRC General, L.L.C.	Member	3.89	6/18/1998
RRC General, L.P.	Limited	3.85	9/2/1993
RRC Properties Associates, L.P.	Limited	1.98	3/12/1990
RRC, Inc.	Stock	2.4	4/22/1991
SJB Associates, Inc.	Stock	100	1/15/1992
SJB Associates, L .P.	Limited	99	12/13/1992
SJB Crossroads East Limited	General	71.334	4/1/1996

29

Southgate Limited Associates	General	7.9167	1/1/2000
The Gables Hotel, LP	Limited	3.81
WR Capital, Inc.	Stock	1.704	3/2/1992

30

EXHIBIT D

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

RCC GP HOLDINGS LLC

This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of RCC GP HOLDINGS LLC is entered into as of the 15th day of November, 2005 by Alan P. Hirmes, and Marc D. Schnitzer as members (the “Members”) and Stuart J. Boesky (“Withdrawing Member”).

Pursuant to a Limited Liability Agreement dated as of October 31, 2003, as amended by an Amended and Restated Limited Liability Company Agreement dated as of June 30, 2005, the Members and the Withdrawing Member, as members, formed the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (6 Del.C. §18-101, et seq.) (the “Delaware Act”).

The Withdrawing Member desires to withdraw as a member of the Company and to resign as Executive Vice President of the Company, and the Members desire to amend and restate this Agreement to reflect such withdrawal and resignation, to continue the Company and to succeed to the interest of the Withdrawing Member.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members and the Withdrawing Member hereby agree as follows:

ARTICLE I.

Organization

1.1          The name of the Company is RCC GP HOLDINGS LLC (the “Company”).

1.2          The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The Company shall maintain its principal office at 625 Madison Avenue, New York, NY 10022. The Members shall have the right to change such registered office or principal office at any time or from time to time.

1.3          The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

1.4          The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or

31

activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purpose set forth in this Section 1.4.

1.5          The Company has caused a Certificate of Formation of the Company to be filed with the Secretary of State of Delaware (the “Certificate of Formation”).

1.6          The Members shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business in which such qualification, formation or registration is required or desirable. Any Member, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business or to reflect the withdrawal of the Withdrawing Member as a member and the continuation of the business of the Company by the Members.

ARTICLE II.

Members and Capital; Payments to Withdrawing Member

2.1          The Members have contributed to the Company in the amount set forth in Exhibit A; the Members have not contributed any other property to the Company. No Member shall make any additional contributions to the Company without the consent of all other then-admitted Members. Each Member’s Membership Interest (as defined in Section 3.1(d) below), expressed as a percentage, is equal to the amount of such Member’s capital contribution as set forth on Exhibit A, divided by the aggregate of the Members’ capital contributions as set forth on Exhibit A.

2.2          The Withdrawing Member is to receive, within thirty (30) days of the date on which the Company files its federal income tax return for the 2005 calendar year, an amount equal to such Withdrawing Member’s capital account in the Company as of the date hereof. If and to the extent such capital account is a negative amount, the Withdrawing Member shall have no responsibility for paying any such deficit.

ARTICLE III.

Rights, Duties and Liabilities of the Members

3.1          (a)           The Members are hereby vested with the full, exclusive and complete right, power and discretion to operate, manage and control the affairs of the Company and to make all decisions affecting the Company affairs.

(b)           The Members shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as they deem necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Members shall

32

be the sole persons with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person by the Members. No such delegation shall cause any Member to cease to be a Member of the Company. There shall not be a “manager” (within the meaning of the Delaware Act) of the Company.

(c)           The Members shall have the right to designate one or more persons as officers of the Company to carry out any powers of the Members to the fullest extent permitted by law. Until removed from office by the action of the Members, each of Alan P. Hirmes and Marc D. Schnitzer shall be officers of the Company holding the office of Executive Vice President. Any action of the foregoing officers, acting singly, shall bind the Company. Each Member accepts the resignation of the Withdrawing Member from the office of the Executive Vice President.

(d)           The Company shall not admit any new members, nor shall any Member have the right to sell, assign, transfer or pledge all or any portion of its aggregate rights in the Company, including, without limitation, the Member’s right to a share of the profits and losses of the Company, the right to receive distribution from the Company and the right to vote and participate in the management of the Company (the “Membership Interest”), other than to CharterMac, without the consent of the Members holding a majority of the Membership Interests. Each Member hereby consents to the withdrawal of the Withdrawing Member as a member of the Company and the succession of the Members to the interest of the Withdrawing Member equally.

(e)           The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Delaware Act. The Withdrawing Member shall have no liability for the obligations or liabilities of the Company which are incurred after the date of this Agreement.

(f)            Except as provided in Section 5.2 and Section 6.6, all actions to be taken by, or which require the approval or consent of, the Members hereunder shall be taken only with the consent of the Members holding a majority of the Membership Interests.

ARTICLE IV.

Allocations and Distributions

4.1          The profits and losses of the Company shall be allocated among the Members on the basis of the value of each then-admitted Member’s capital contributions to the Company.

4.2          The Company shall allocate distributions on the basis of value of each then-admitted Member’s capital contributions to the Company.

4.3          The Withdrawing Member shall be entitled to receive his proportionate share of profits, losses and distributions from the Company up through and including the date of this Agreement, as determined by the Members and the Withdrawing Member as of the last day of the Company’s 2005 tax year.

33

ARTICLE V.

Term

5.1          The Company shall have a perpetual existence, subject to prior termination and dissolution under the terms of Section 5.2.

5.2          The Company may be dissolved by either (i) the vote or written consent of all of the remaining Members or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

5.3          In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly, manner). The Company will apply the assets in the manner and order of priority as set forth in Section 18-804 of the Act.

ARTICLE VI.

Miscellaneous

6.1          This Agreement and the Certificate of Formation constitute the complete and exclusive statement of agreement of the Members and the Withdrawing Member with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements with respect to the subject matter herein and therein. To the extent that any provision of the Certificate of Formation conflicts with any provision of this Agreement, the Certificate of Formation shall control.

6.2          Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, the Withdrawing Member and their respective successors and assigns.

6.3          All pronouns shall be deemed to refer to the masculine, feminine, or neuter, or the singular or plural, as the context in which they are used may require. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. In the event any claim is made by any member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular member or its counsel.

6.4          If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby. Neither the failure of nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall preclude other or further exercise thereof; nor shall any waiver of any right, power, privilege or default hereunder

34

constitute a waiver of any right, power, privilege or default or constitute a waiver of any other default of the same or of any other term or provision.

6.5          Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to the Company and the Members at the following address: c/o Related Capital Company LLC, 625 Madison Avenue, New York, New York 10022, Attention: Alan Hirmes. Such notice will be given to the Withdrawing Member at 400 East 84th Street, New York, New York 10028, with a copy to Paul Ritter, Esq., Kronish Lieb Weiner & Hellman LLP, 1114 Sixth Avenue, New York, NY 10036. Any party hereto may, at any time by giving five (5) days’ prior written notice to the other parties hereto designate any other address in substitution of the foregoing address to which such notice will be given.

6.6          All amendments to this Agreement will be in writing and signed by the Members and/or any successor or additional Members admitted to the Company, as applicable.

6.7          The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

6.8          This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

35

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Second Amended and Restated Limited Liability Company Agreement as of the date and year first aforesaid.

MEMBERS:

______________________________

ALAN P. HIRMES

______________________________

MARC D. SCHNITZER

WITHDRAWING MEMBER:

______________________________

STUART J. BOESKY

36

EXHIBIT A

CAPITAL CONTRIBUTIONS

Name of Member	Amount of Capital Contribution

Alan P. Hirmes	$25

Marc D. Schnitzer	$25

37

EXHIBIT E

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

RCC GP DISPOSITIONS LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of RCC GP DISPOSITIONS II LLC is entered into as of the 15th day of November, 2005 by Alan P. Hirmes and Marc D. Schnitzer as members (the “Members”) and Stuart J. Boesky (“Withdrawing Member”).

Pursuant to a Limited Liability Agreement dated as of April 26, 2005, the Members and the Withdrawing Member, as members, formed the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (6 Del.C. §18-101, et seq.) (the “Delaware Act”).

The Withdrawing Member desires to withdraw as a member of the Company and to resign as Executive Vice President of the Company, and the Members desire to amend and restate this Agreement to reflect such withdrawal and resignation, to continue the Company and to succeed to the interest of the Withdrawing Member.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members and the Withdrawing Member hereby agree as follows:

ARTICLE I.

Organization

1.1          The name of the Company is RCC GP DISPOSITIONS LLC (the “Company”).

1.2          The address of the registered office of the Company in the State of Delaware is do Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The Company shall maintain its principal office at 625 Madison Avenue, New York, NY 10022. The Members shall have the right to change such registered office or principal office at any time or from time to time.

1.3          The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is do Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

38

1.4          The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purpose set forth in this Section 1.4. In furtherance of the foregoing, the Company is hereby authorized to become a member of RCC Dispositions LLC, a Delaware limited liability company.

1.5          1.5        The Company has caused a Certificate of Formation of the Company to be filed with the Secretary of State of Delaware (the “Certificate of Formation”).

1.6          1.6        The Members shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business in which such qualification, formation or registration is required or desirable. Any Member, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business or to reflect the withdrawal of the Withdrawing Member as a member and the continuation of the business of the Company by the Members.

ARTICLE II.

Members and Capital

2.1          The Members have contributed to the Company in the amount set forth in Exhibit A; the Members have not contributed any other property to the Company. No Member shall make any additional contributions to the Company without the consent of all other then-admitted Members. Each Member’s Membership Interest (as defined in Section 3.1(d) below), expressed as a percentage, is equal to the amount of such Member’s capital contribution as set forth on Exhibit A, divided by the aggregate of the Members’ capital contributions as set forth on Exhibit A.

2.2          The Withdrawing Member is to receive, within thirty (30) days of the date on which the Company files its federal income tax return for the 2005 calendar year, an amount equal to such Withdrawing Member’s capital account in the Company as of the date hereof. If and to the extent such capital account is a negative amount, the Withdrawing Member shall have no responsibility for paying any such deficit.

ARTICLE III.

Rights, Duties and Liabilities of the Members

3.1          (a)         The Members are hereby vested with the full, exclusive and complete right, power and discretion to operate, manage and control the affairs of the Company and to make all decisions affecting the Company affairs.

39

(b)          The Members shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as they deem necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Members shall be the sole persons with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person by the Members. No such delegation shall cause any Member to cease to be a Member of the Company. There shall not be a “manager” (within the meaning of the Delaware Act) of the Company.

(c)          The Members shall have the right to designate one or more persons as officers of the Company to carry out any powers of the Members to the fullest extent permitted by law. Until removed from office by the action of the Members, each of Alan P. Hirmes and Marc D. Schnitzer shall be officers of the Company holding the office of Executive Vice President. Any action of the foregoing officers, acting singly, shall bind the Company. Each Member accepts the resignation of the Withdrawing Member from the office of the Executive Vice President.

(d)          The Company shall not admit any new members, nor shall any Member have the right to sell, assign, transfer or pledge all or any portion of its aggregate rights in the Company, including, without limitation, the Member’s right to a share of the profits and losses of the Company, the right to receive distribution from the Company and the right to vote and participate in the management of the Company (the “Membership Interest”), other than to CharterMac, without the consent of the Members holding a majority of the Membership Interests. Each Member hereby consents to the withdrawal of the Withdrawing Member as a member of the Company and the succession of the Members to the interest of the Withdrawing Member equally.

(e)          The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Delaware Act. The Withdrawing Member shall have no liability for the obligations or liabilities of the Company which are incurred after the date of this Agreement.

(f)           Except as provided in Section 5.2 and Section 6.6, all actions to be taken by, or which require the approval or consent of, the Members hereunder shall be taken only with the consent of the Members holding a majority of the Membership Interests.

ARTICLE IV.

Allocations and Distributions

4.1          The profits and losses of the Company shall be allocated among the Members on the basis of the value of each then-admitted Member’s capital contributions to the Company.

4.2          The Company shall allocate distributions on the basis of value of each then-admitted Member’s capital contributions to the Company.

40

4.3          The Withdrawing Member shall be entitled to receive his proportionate share of profits, losses and distributions from the Company up through and including the date of this Agreement, as determined by the Members and the Withdrawing Member as of the last day of the Company’s 2005 tax year.

ARTICLE V.

Term

5.1          The Company shall have a perpetual existence, subject to prior termination and dissolution under the terms of Section 5.2.

5.2          The Company may be dissolved by either (i) the vote or written consent of all of the remaining Members or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

5.3          In the event of dissolution, the Company shall conduct only such activities as axe necessary to wind up its affairs (including the sale of the assets of the Company in an orderly, manner). The Company will apply the assets in the manner and order of priority as set forth in Section 18-804 of the Act.

ARTICLE VI.

Miscellaneous

6.1          This Agreement and the Certificate of Formation constitute the complete and exclusive statement of agreement of the Members and the Withdrawing Member with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements with respect to the subject matter herein and therein. To the extent that any provision of the Certificate of Formation conflicts with any provision of this Agreement, the Certificate of Formation shall control.

6.2          Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, the Withdrawing Member and their respective successors and assigns.

6.3          All pronouns shall be deemed to refer to the masculine, feminine, or neuter, or the singular or plural, as the context in which they are used may require. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. In the event any claim is made by any member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular member or its counsel.

6.4          If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the

41

application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby. Neither the failure of nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall preclude other or further exercise thereof; nor shall any waiver of any right, power, privilege or default hereunder constitute a waiver of any right, power, privilege or default or constitute a waiver of any other default of the same or of any other term or provision.

6.5          Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to the Company and the Members at the following address: c/o Related Capital Company LLC, 625 Madison Avenue, New York, New York 10022, Attention: Alan Hirmes. Such notice will be given to the Withdrawing Member at 400 East 84th Street, New York, New York 10028, with a copy to Paul Ritter, Esq., Kronish Lieb Weiner & Hellman LLP, 1114 Sixth Avenue, New York, NY 10036. Any party hereto may, at any time by giving five (5) days’ prior written notice to the other parties hereto designate any other address in substitution of the foregoing address to which such notice will be given.

6.6          All amendments to this Agreement will be in writing and signed by the Members and/or any successor or additional Members admitted to the Company, as applicable.

6.7          The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

6.8          This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Limited Liability Company Agreement as of the date and year first aforesaid.

MEMBERS:

______________________________

ALAN P. HIRMES

______________________________

MARC D. SCHNITZER

WITHDRAWING MEMBER:

______________________________

STUART J. BOESKY

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EXHIBIT A

CAPITAL CONTRIBUTIONS

Name of Member	Amount of Capital Contribution
Alan P. Hirmes	$33.33
Marc D. Schnitzer	$33.33

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EXHIBIT F

STOCK POWER

FOR VALUE RECEIVED, Stuart J. Boesky hereby sells, assigns and transfers unto 111 Pine Avenue Corp., a New York corporation (“111 Pine Avenue Corp.”), fifty (50) shares of Common Stock, no par value per share, of 111 Pine Avenue Corp represented by Certificate No. 1, and does hereby constitute and appoint Steven A. Beede attorney to transfer such stock on the books of such corporation with full power of substitution.

Dated: November 15, 2005

_____________________
Stuart J. Boesky

In the presence of

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EXHIBIT G

The Press Releases

CHARTERMAC ANNOUNCES MANAGEMENT CHANGES

New York, NY – November 8, 2005 – CharterMac (the “Company”) (AMEX: CHC) today announced that Stuart J. Boesky will step down as Chief Executive Officer and member of the Board of Trustees of the Company, effective November 15, 2005. The Board of Trustees has appointed Stephen M. Ross, who is currently the Chairman of CharterMac, as the interim Chief Executive Officer and has begun a search to find a replacement for Mr. Boesky.

“After nearly twenty years of dedication to CharterMac, including the last five years as Chief Executive Officer, Stuart has decided that at this juncture of his life, he would like to pursue other opportunities,” said Stephen M. Ross, Chairman of CharterMac. “Stuart has made an extraordinary contribution to CharterMac and has been the key architect of most of the successes that our Company has experienced over the past two decades. Since we listed on the American Stock Exchange in 1997, Stuart’s goal for the Company was to establish CharterMac as a dominant force in the real estate finance industry, and it is clear that he accomplished this. During his tenure as CEO, the Company’s assets under management more than doubled, our market capitalization more than tripled and there is no doubt that CharterMac has cemented its reputation as a driving force in our industry. Having achieved all of this, Stuart has decided that it was the right time in his career to explore other initiatives. He will stay on as a consultant for a period of one year in order to ensure a smooth transition. It has been a privilege to work with Stuart, and we wish him all of the best.”

“It has been an honor to have played a key role in building CharterMac into one the nation’s leading real estate finance companies,” said Mr. Boesky. “With the operating platform that we have amassed over the last eight years, the Company is well positioned for continued growth and success. Given all that this Company has accomplished, I felt it was the right time in my career for me to tackle some new challenges and opportunities. I will miss my close collaboration with the other members of our executive management team, but I leave knowing that the talent at this Company runs deep, and CharterMac will continue to prosper. ”

“We are quite fortunate that CharterMac has very strong bench strength,” continued Mr. Ross. “Marc Schnitzer, our President and Alan Hirmes, our Chief Financial Officer will assume several of Stuart’s responsibilities and will continue to manage the day-to-day operations of our Company. Marc and Alan have each been with CharterMac and its predecessors for over twenty years, and worked in tandem with Stuart. The Board and I are extremely confident that this transition will be seamless to our clients, our shareholders and our employees. As we move forward, we will continue to build upon the entrepreneurial culture that Stuart worked so hard to create at CharterMac.”

The Board of Trustees has begun a search for a new Chief Executive Officer and will review both internal and external candidates. During the search, Stephen M. Ross will act as interim Chief Executive Officer. Mr. Ross founded CharterMac’s predecessor in 1972 and has been Chairman of CharterMac since the Company listed on the American Stock Exchange in 1997. Mr. Ross is one of the nation’s foremost real estate developers and is the Chairman and founder of The Related Companies, LP, which currently holds an approximately 13% ownership interest in CharterMac. The Related Companies is a fully integrated real estate firm with divisions specializing in development, acquisitions, financial services, and property management. In the thirty-three years since launching Related, Mr. Ross has assembled a team of over 1,500 professionals who oversee a real estate portfolio valued in excess of $12 billion. Mr. Ross graduated from The University of Michigan with a Bachelor’s degree in Business Administration and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Law degree in Taxation from the New York University School of Law. Based on a substantial gift in 2004, the University of Michigan renamed its Business School the “Stephen M. Ross School of Business at The University of Michigan.”

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About the Company

CharterMac, through its subsidiaries, is one of the nation's leading full-service real estate finance companies, with a strong core focus on multifamily financing. CharterMac offers capital solutions to developers and owners of multifamily rental housing throughout the country and quality investment products to institutional and retail investors. For more information, please visit CharterMac's website at www.chartermac.com or contact the Corporate Communications Department directly at 800-831-4826.

Certain statements in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac’s Annual Report on Form 10-K for the period ended December 31, 2004, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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AMERICAN MORTGAGE ACCEPTANCE COMPANY ANNOUNCES MANAGEMENT CHANGES

New York, NY – November 8, 2005 – American Mortgage Acceptance Company (“AMAC” or the “Company”) (AMEX: AMC) today announced that Stuart J. Boesky will step down as Chairman, Chief Executive Officer and President of the Company, effective November 15, 2005. The Board of Trustees has appointed Jeff T. Blau as interim Chairman and Chief Executive Officer and Marc D. Schnitzer as President. Mr. Blau is a member of the Board of Trustees of CharterMac, AMAC’s external advisor, as well as being the President of The Related Companies, LP (“TRCLP”). Mr. Schnitzer is the President of CharterMac and is also a member of CharterMac’s Board of Trustees.

“After nearly twenty years of dedication to the CharterMac family of companies, including the last five years as Chief Executive Officer of both CharterMac and AMAC, Stuart has decided that at this juncture of his life, he would like to pursue other opportunities,” said Stephen M. Ross, Chairman of CharterMac. “Stuart has made an extraordinary contribution to both CharterMac and AMAC and has been a key architect of the many successes that both companies have experienced. Having accomplished great things for both CharterMac and AMAC, Stuart has decided that it was the right time in his career to explore other initiatives. He will stay on as a consultant for a period of one year in order to ensure a smooth transition. It has been a privilege to work with Stuart, and we wish him all of the best.”

“It has been an honor to have played a key role in AMAC’s success over the past five years,” said Mr. Boesky. “With the operating platform that we have amassed at CharterMac, both CharterMac and AMAC are well positioned for continued growth and success. I felt it was the right time in my career for me to tackle some new challenges and opportunities. I will miss my close collaboration with the other members of our executive management team, but I leave knowing that the talent at CharterMac runs deep, and both AMAC and CharterMac will continue to prosper. ”

CharterMac’s Board of Trustees has begun a search for a new Chief Executive Officer for both CharterMac and AMAC and will look at both internal and external candidates. During the search, Mr. Blau will act as interim Chairman and Chief Executive Officer. Mr. Blau is the President of TRCLP and over the past 15 years he has been responsible for directing and overseeing new developments worth over $10 billion in virtually every sector of the real estate industry. In his position as President of TRCLP, he is responsible for new development origination and for strategic oversight of the firm’s affiliated group of companies. TRCLP currently holds a 13% economic interest in CharterMac. Mr. Blau completed his undergraduate studies at the University of Michigan and has a Masters in Business Administration from the Wharton School of the University of Pennsylvania.

Mr. Schnitzer had previously been a Senior Vice President of AMAC and will now take on the role of President. Mr. Schnitzer is also President of CharterMac and has been with CharterMac and its predecessor for the past twenty years. Mr. Schnitzer is responsible for managing the day-to-day operations of CharterMac. Mr. Schnitzer completed his undergraduate studies at Boston University and has a Masters in Business Administration from the Wharton School of the University of Pennsylvania.

Stephen M. Ross will serve as interim chief executive officer of CharterMac, until a replacement for Mr. Boesky is named.

About the Company

AMAC is a real estate investment trust that specializes in commercial mortgage finance. AMAC originates and acquires mezzanine loans, bridge loans and government insured first mortgages secured by properties throughout the United States. For more information, please visit our website at www.americanmortgageco.com or contact the Corporate Communications Department directly at (800) 831-4826.

Certain statements in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in AMAC’s Annual Report on Form 10-K for the period ended December 31, 2004, and in

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its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. AMAC expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AMAC’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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QUESTIONS AND ANSWERS

1.	Why is Stuart leaving? Did he approach the Board on this or did the Board approach him?

In the context of re-negotiations of Stuart’s contract, which was to expire in November of 2006, Stuart decided that at this juncture of his career, he would like to pursue other opportunities and challenges outside of our organization. Discussions for his contract renegotiation began approximately two months ago, and when it became apparent that Stuart was not going to renew his contract, the Board felt that it was better for him to step down now and remain as a consultant rather than stay on until the end of his contract in order to ensure a smooth transition.

2.	What effect does Stuart’s severance package have on CAD/share?

Roughly $0.02/share (after tax)

3.	Why are you choosing to go outside of the Company to look for a new CEO? Why not promote someone from within?

The Board is going to review both internal and external candidates in order to ensure that the right person is picked for the job. CharterMac has great depth and we are confident that the team in place, with Stephen’s assistance, will continue to move CharterMac forward. It may very well end up that an internal candidate will emerge.

4.	What are the terms of Stuart’s consulting agreement (length and scope)?

One year contract, renewable if both parties are jointly in agreement. The agreement can be terminated by either party on 30 days’ notice

Stuart will direct his consulting efforts toward Centerbrook and the AMAC CDO, and will be available to offer advice on other matters of importance relating to CharterMac’s existing portfolio of activities. He will have an office with TRCLP and, separately, will be available to consult with TRCLP if he and TRCLP so desire.

5.	How involved will Stephen Ross be?

Stephen Ross founded this company over 30 years ago and has always played an active role in managing it.  He has been our Chairman since we listed on the AMEX in 1997 and he currently has an approximately 13% economic interest in CharterMac. While the oversight of day to day management of the Company will be the responsibility of Alan Hirmes and Marc Schnitzer, Stephen will devote a significant amount of time to directing the strategic initiatives of the Company.

6.	Is Stuart leaving because of any suspected fraud/accounting irregularities/unhappiness with the business model?

No

7.	What happens to Stuart’s Board seat

It will remain vacant until his successor is appointed

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8.	How long is his non-compete?

i)	Six months on competing businesses and related clients, except for MuniMae for whom Boesky may not work for a period of 10.5 months.
ii)	18 months on tax credit equity and related clients.
iii)	Eight months on credit enhancement of tax credit equity and related clients.
iv)

Non-competes apply if Boesky is directly involved in that activity as opposed to working with a larger company which has competing business, a tax credit equity business or credit enhancement business, as applicable, in which he is not involved.

v)	12 months on staff

9.	Are there any other expected management changes?

There are no other contemplated management changes at this time.

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